Preliminary Offering Circular dated July 05, 2022

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Bounce Mobile Systems, Inc.

401 Ryland St., STE 200-A, Reno, NV, United States, 89502

+1 775 391 3237

https://bncm.net/

Up To 40,000,000 Shares of Common Stock

Minimum Investment: 3,000 Shares ($1,500)

Maximum Offering: 40,000,000 Shares ($20,000,000)

	Price to Public	Underwriting Discount and Commissions	Proceeds to Issuer	Proceeds to Other Persons
Per share/unit:	$0.50	N/A	$0.50	N/A
Total Minimum:	$1,500	N/A	$1,500	N/A
Total Maximum:	$20,000,000	N/A	$20,000,000	N/A

This is the public offering of securities of Bounce Mobile Systems, Inc., a Nevada corporation. The Company expects that the minimum amount of expenses of the offering that we will pay will be approximately $75,000.00 regardless of the number of shares that are sold in this offering. In the event the maximum offering amount is sold, the total offering expenses will be approximately $1,000,000.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 6 of this Offering Circular.

Our Common Stock is currently quoted on the Pink tier “Current” of the OTC Markets Group, Inc. under the symbol "BNCM".  On July 01, 2022, the last reported sale price of our common stock was $0.04654. Our Common Stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent. However, the Company reserves the right to retain one. The proceeds will be disbursed to us and the purchased shares will be disbursed to the investors.  If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

 This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other

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remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This offering (the “Offering”) will terminate at the earlier of (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the United States Securities and Exchange Commission or (3) the date at which the offering is earlier terminated by the company at its sole discretion.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Board of Directors used its business judgment in setting a value of $0.50 per share to the Company as consideration for the stock to be issued under the Offering. The sale price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this offering Circular is July 05, 2022.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Bounce”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Bounce Mobile Systems, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business we intend to develop;

●	Our reliance on suppliers and customers;

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company

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discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

This offering circular follows the S-1 disclosure format.

Company Information

As used herein, the terms the “Company,” “Bounce” “we,” “us,” “our” and similar refer to Bounce Mobile Systems, Inc.

The Company was originally incorporated in North Carolina as Vital Living Products, Inc., in January, 1990. On December 23, 1991, the Company merged into Vital Living Products, Inc., a Delaware corporation and, thus, became a Delaware corporation. On August 14, 2006, the Company changed its domicile to Nevada and changed its name to Bounce Mobile Systems, Inc.

Bounce Mobile Systems, Inc. is headquartered in 401 Ryland St., STE 200-A, Reno, NV, United States, 89502. BNCM is an Asset Management Company that is quoted on the US OTC Markets (OTC: BNCM). BNCM focuses on acquiring companies involved in blockchain, education, food, franchise, green energy, healthcare, and technologies. BNCM is currently engaged in negotiations to acquire GIGSBOSS and develop a global platform for freelancers.

BNCM currently owns assets and shares in companies involved in asset management, blockchain, education, food, franchise, healthcare, and technologies. These companies are registered and located in Asia, Australia, New Zealand, and the USA.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock is currently listed on the Pink tier “Current” of the OTC Markets Group, Inc. under the symbol "BNCM", and our outstanding free trading stock is quoted on the OTC Pink Market.

The Offering

Securities Offered:

A maximum of 40,000,000 shares of Common Stock (the “Securities”) on a best effort basis.

Common Shares Outstanding before this offering:

459,619,885 shares of Common Stock

Common Shares to be outstanding after this offering:

499,619,885 shares of Common Stock if all of the shares are sold.

Number of Holders:

157 shareholders

Share Price: $0.50

Minimum investment amount: $1,500

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Expiration Date, which shall be 120 days from the Qualification Date (the “Expiration Date”). The Company may extend the Offering Period for an additional 120 days.

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Use of Proceeds: If we sell all the 40,000,000 Securities being offered our net proceeds (after deducting fees and estimated offering expenses) will be approximately $19,000,000. We will use these net proceeds for general administrative and working capital, and such other purposes described in the “Use of Proceeds to Issuer” section of this Offering Circular.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Relating to Our Financial Condition

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future, could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	Demand for our services; and

●	Our ability to obtain and retain existing customers; and

●	General economic conditions, both domestically and in foreign markets; and

●	Advertising and other marketing costs; and

●	Retaining key personnel

●	Positive returns on our alternative investments.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

Risks Relating to Our Business and Industry

The COVID-19 pandemic may materially and adversely affect our business and operations.

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The impact on our business from the outbreak of the COVID-19 coronavirus is unknown at this time and difficult to predict. While vaccines are currently being administered in the United States and other countries throughout the world, at the current time the federal government and local states have instituted restrictions which could adversely affect the Company’s operations. Additionally, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. Other potential adverse effects of COVID-19 might include, for example, our ability to meet projected goals through the continued availability of our workforce; adverse impacts from new laws and regulations affecting our business or increased cyber risks and reliance on technology infrastructure to support our business and operations, including through remote-work protocols. The specific impact that COVID-19 could have on these risks remains uncertain.

There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow will be dependent to the:

●      Completion of this offering.

●      Our ability to attract customers who require the services we offer.

●      Our ability to generate revenues through the sale of our services to potential clients who need our listing services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and will not be generating sufficient revenues to cover our expenses. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate sufficient revenues will cause us to go out of business.

The funds to be raised in this offering will help us to advance our business. We may need to secure additional financing from the sale of assets / shares owned by BNCM and its Chairman in SFIO and other companies.

We have limited operations. We need the proceeds of this offering to pay for listing expenses and continual development of our business. If we sell all of the shares in this offering, we expect to net approximately $19,000,000 after deducting expenses associated with this offering.  While we believe we will have enough capital for approximately five years, we may likely require additional financing in the future to support our operations and any expansion plans may result in additional dilution to shareholders. There can be no assurances given that such financing will be available in the amounts required or, if available, that such financing may be obtained on terms satisfactory to us. Further, if additional financing is not available on acceptable terms, we may be forced to curtail our operations, which could have a material adverse effect on our business and financial results. Furthermore, additional equity or debt financing could give rise to any or all of the following:

●      Additional dilution to our current stockholders.

●      The issuance of securities with rights, preferences, or privileges senior to those of the existing holders of our common stock; and

●      The issuance of securities with covenants imposing restrictions on our operations.

We are dependent upon our President and CEO, and our ability to attract additional qualified personnel may be hampered by our small size and limited capital position.

The loss of the services of Hatadi Shapiro Supaat, our President and CEO, could have a material adverse effect on us. We do not maintain any key man life insurance on the life of Mr. Supaat. In addition, there is no assurance we will be able to attract other competent and qualified employees on terms deemed acceptable to us, to implement our business plans.

The market for our services is extremely competitive, and we may not be able to compete with larger, more established Asset Management Companies.

We expect competition to intensify as current competitors expand their product offerings and new competitors like us that would enter the

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market. We cannot assure you that we will be able to compete successfully against current or future competitors, or that competitive pressure we face will not harm our business, operating results, or financial condition.

Many of our competitors and potential competitors may have more experience in asset management, more experienced staffs, customer base and assets, greater brand recognition, and greater financial and other resources than we have. In addition, our competitors may be able to develop assets and services that are superior to than us and achieve greater customer acceptance or that have significantly better investment returns as compared to our existing assets or services.

Risks Relating To The Company’s Securities

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this Offering will own 8.01% of the then outstanding shares of all classes of common stock, resulting in a dilution of $0.05 per share to investors in this offering. Please see “Dilution” for further information.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be set by us based on a number of factors and may not be indicative of prices that will prevail on OTC Markets “PINK” or elsewhere following this Offering. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

Participants in this offering will be purchasing BNCM securities at a substantial premium to recent trading prices and may not be able to resell their securities without incurring a substantial loss.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The securities are offered at $0.50per share and the current quotation of shares on the OTC Pink Market as of the latest most practicable date is $0.042 therefore, participants are expected to incur a substantial loss upon subscription.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

●	actual or anticipated variations in our periodic operating results;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the press or investment community; and

●	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

Consent to Jurisdiction and Waiver under Subscription Agreement

The Subscription Agreement covering this offering contains the following jurisdictional consent and waiver of jury trial provision: “subscriber consents to the jurisdiction of any state or federal court of competent jurisdiction located within the state of Nevada and no other place and irrevocably agrees that all actions or proceedings relating to this subscription agreement not arising under the federal securities laws may be litigated in such courts. Each of subscriber and the company accepts for itself and himself and in connection with its and his respective properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non convenience, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this subscription agreement not arising under the federal securities laws”.

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We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 5,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently there are 700,000 shares of Preferred stock issued and outstanding.

Our board of directors could authorize additional issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our sole officer and director holds a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our chairman and director, Hatadi Shapiro Supaat, is the beneficial owner of 400,000,000 common shares, 600,000 Preferred shares. which controls 87.03% of the common voting and 85.71% of the preferred voting securities prior to the Offering and 80.06% of our outstanding common voting securities after the Offering, assuming all 40,000,000 shares of common stock in this Offering are sold. As a result of this ownership, Mr. Supaat possesses and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Supaat’s ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Upon completion of this offering, we will not be subject to the current and periodic reporting requirements.

As a Regulation A, Tier 1 issuer, we will not be subject to the periodic and current reporting requirements under Rule 257(b) of Regulation A.

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

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Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, and/or conversion of the Notes convertible into Common Stock, or the expiration of lock-up agreements that restrict the sale of Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

The regulation of penny stocks by SEC and NASD may have an effect on the tradability of our securities.

Our securities are currently traded on the OTC Markets Group with a designation of Pink – Current Information. Our shares are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by

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one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly traded on the Pink Sheets, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.

Our stock may be thinly traded and as a result you may be unable to sell at or near ask prices or at all if you need to liquidate your shares.

We cannot give you any assurance that a broader or more active public trading market for our shares of common stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

OTC Markets Currently Displays A Shell Risk Designation

Although the Company is not designated as a “shell” under SEC Reporting Standards, under OTC Market Groups’ rules, OTC Markets Group designates certain securities as “Shell Risk” based upon the provided financial information disclosed to OTC Markets to inform investors that there may be reason to exercise additional caution and perform thorough due diligence before making an investment decision in that security.

OTC Markets will continue to display Shell Risk on its securities OTC Markets pages until adequate current information is made available by the issuer pursuant to the Alternative Reporting Standard, and until OTC Markets believes there is no longer a public interest concern. Investors are encouraged to use caution and due diligence in their investment decisions.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a majority of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Because our President and CEO will own more than 50% of the outstanding shares after this offering, he will retain control of us and be able to decide who will be directors and the incoming shareholders will not be able to elect any directors.

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Even if we sell all 40,000,000 shares of Common Stock in this offering, Hatadi Shapiro Supaat will still own 80.06% of the outstanding shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Supaat will be able to elect all of our directors and control our operations.

The Price of our Common Stock being sold in this Offering was arbitrarily determined.

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $20,000,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value, or other criteria of value.

The Investors will incur immediate and substantial dilution of the price paid for the shares.

The Investors in this offering will incur immediate and substantial dilution in the price paid for the shares. Dilution represents the difference between the offering price and the net tangible book value per share, immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

Our historical net tangible book value as of December 31, 2021 (annual filing) was $93,878,914 or $0.204 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

There may be unforeseen risks not visible to the management.

While the Company is attempting to disclose all of the potential risks associated with an investment in the Company, there can be no assurance that all of the risks are visible to management.  Events occurring in the future may be additional risks to an investment in the Company which are currently unforeseen.

There is no assurance that purchasers of the Securities will receive a return on their investment.

The Securities are highly speculative and any return on an investment in the Securities is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond the Company’s control. There is no assurance that purchasers will realize any return on their investments or that their entire investments will not be lost. For this reason, each purchaser should carefully read this Offering Circular and should consult with their own attorney, financial and tax advisors prior to making any investment decision with respect to the Securities. Investors should only make an investment in the Securities if they are prepared to lose the entirety of such investment.

The Company’s management will have broad discretion over the use of the net proceeds from this Offering.

At present, the net proceeds of the Offering are expected to be used for investments and general corporate purposes, which may include capital expenditures, technology upgrades, infrastructure and personnel, and development of products and services, among other things. The failure by the Company’s management to apply these funds effectively could have a material adverse effect on the Company and the value of the Securities.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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 DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Based on Net Tangible Assets

Our historical net tangible book value as of December 31, 2021 (annual filing) was $93,878,914 or $0.204 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

Based on Book Value

As of December 31, 2021, the book value of our common stock based on par was $45,962 or approximately $0.0001 (par value) per share based upon 459,619,885 shares of Common Stock outstanding as of that date. Giving effect to the sale of all the shares offered hereby, there will be a dilution of $0.4999 per share of Common Stock to new investors.

Based on Market Value

As of December 31, 2021, the net tangible book value of our common stock was $204,016,177.35 or approximately $0.45 per share based upon 459,619,885 shares outstanding as of that date. Giving effect to the sale of all the shares offered hereby, there will be a dilution of $0.05 per share of Common Stock to new investors.

Future Dilution

Dilution may also result from future actions by our Company, and specifically from any increase in the number of shares of the Company’s capital stock outstanding resulting from a stock offering (such as a public offering, a crowdfunding round, a venture capital round or an angel investment), employees exercising stock options, or conversion of certain instruments (such as convertible bonds, preferred shares or warrants) into stock.

If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if we offer dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

Dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future), and the terms of those notes.

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If you are making an investment expecting to own a certain percentage of our Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by us. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

 PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

Plan of Distribution

The Company is offering a maximum of 40,000,000 shares of Common Stock. The cash price per share of Common Stock is $0.50 and the minimum investment is 3,000 Shares ($1,500).

The Company intends to market the shares in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting its Offering Circular or “testing the waters” materials on an online investment platform.

The Company’s Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on its website, https://bncm.net/. Proceed will be held in escrow before undertaking a closing.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, and (2) the date at which the offering is earlier terminated by the company in its sole discretion.

The Company will undertake a single closing on the Expiration Date.

The company is offering its securities in a limited number of states as to be determined.

No Selling Security holders

There are no selling security holders in this Offering.

Process of Subscribing

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase shares. Investors may subscribe by tendering funds by check, wire transfer, credit or debit card to the bank account to be setup by the company twenty four hours prior to the Expiration Date.

Investors will be required to complete a Subscription Agreement in order to invest, pursuant to which an investor will irrevocably subscribe to purchase the shares. The investor will not be entitled to any refunded funds unless the company terminates the offering or the Company rejects the subscription in whole or in part.

The Subscription Agreement also includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

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Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. The company or its representative will review all Subscription Agreements completed by the investor.

If the Subscription Agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, the company or its representative will have up to three days to ensure all the documentation is complete. The company or its representative will generally review all Subscription Agreements on the same day, but not later than the day after the submission of the Subscription Agreement.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer and payments made by debit card or check and will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the company will send a confirmation of such acceptance to the subscriber.

Upon confirmation that an investor’s funds have cleared, the company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

Transfer Agent

The company has also engaged Nevada Agency and Transfer Company (NATCO), a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity.

Underwriter

We will not be engaging an underwriter for this offering.

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $1,000,000) will be $19,000,000. We will use these net proceeds for:

The maximum gross proceeds from the sale of our Securities in this Offering is $20,000,000. The net proceeds from the total maximum offering are expected to be approximately $19,000,000 after the payment of offering costs (including legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering). Our estimated offering costs are $1,000,000. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. The following table represents management’s best estimate of the uses of the net proceeds:

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Use of Proceeds	If 40,000,000 shares are sold at $0.50 / share (100%)	If 30,000,000 shares are sold at $0.50 / share (75%)	If 20,000,000 shares are sold at $0.50 / share (50%)	If 10,000,000 shares are sold at $0.50 / share (25%)
Gross Proceeds	$20,000,000	$15,000,000	$10,000,000	$5,000,000
Less
1. Strategic Investments	$6,000,000	$4,500,000	$3,000,000	$1,500,000
Acquisitions / Investments / Listings
2. Develop Freelance Platform	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Technologies / Legal / Marketing / Management
3. Expand Accredited Online College	$3,000,000	$2,250,000	$1,500,000	$750,000
Technologies / Legal / Marketing / Management
4. Quarterly Compliance	$2,500,000	$1,875,000	$1,250,000	$625,000
Accounting / Legal / OTC / SEC / FINRA etc. ($0.83M x 3 Years)
5. Operating Expenses	$2,500,000	$1,875,000	$1,250,000	$625,000
Staffs / Rentals / Equipment etc. ($0.83M x 3 Years)
6. Offering Expenses	$1,000,000	$750,000	$500,000	$250,000
Accounting / Legal / Investor Relations / Brokerage etc.
TOTAL AMOUNT	$20,000,000	$15,000,000	$10,000,000	$5,000,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

Because the offering is a “best effort” offering with a minimum offering amount of $75,000.00, the company may close the offering without sufficient funds for all the intended purposes set out above and may not even cover the expenses of the offering. In that event it will look to other sources of funds, including loans from its officers to fund its operations, although there can be no assurance that such funds will be available.

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will

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actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering and reserves the right to change the estimated allocation of net proceeds set forth above.

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, and interest-bearing instruments and including investments in related parties. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, although we have no present commitments or agreements for any specific acquisitions or investments.

DESCRIPTION OF BUSINESS

Our Business

BNCM (Bounce Mobile Systems Inc.) is an asset management and consultancy company. BNCM manages the assets or shares of companies it currently owns. BNCM currently owns assets and or shares in various companies involved in asset management, education, franchise, healthcare, and technologies. These companies are located and registered in Asia, Australia, New Zealand and in the USA.

BNCM also provides consultancy services to companies seeking to quote or list on the OTC or NASDAQ markets, in partnership with experienced and qualified auditors, accountants, attorneys, brokers, market makers etc. The growth of these companies will directly provide more employment opportunities to the communities, improve the economy of the country, and bring greater social change to humanity.

BNCM will fully focus on providing consultancy services and managing the assets or shares of companies which BNCM current holds. BNCM will work with other experienced and qualified auditors, accountants, and attorneys to assist these companies for their application on the OTC.

The company was originally incorporated in North Carolina as Vital Living Products, Inc., in January, 1990.

On December 23, 1991, the company merged into Vital Living Products, Inc., a Delaware corporation and, thus, became a Delaware corporation.

On August 14, 2006, the company changed its domicile to Nevada and changed its name to Bounce Mobile Systems, Inc.

On February 19, 2020, Douglas DiSanti of Grassroots Advisory, LLC, was appointed Custodian of the corporation by order of the District Court of Nevada. On June 15, 2020, new management consisting of Marley Roldan, CEO, Secretary/Treasurer and Director; Howard Duran, President/Director, and: Reinerio Linares, CMO/Director, were elected by Mr. DiSantis Mr. DiSanti continued as custodian until August 17, 2020, when he relinquished control to current management with court approval.

On April 9, 2021, Howard L. Duran and Reinerio Linares signed a Share Purchase Agreement to sell control of BNCM to Hatadi Shapiro Supaat who paid $5,000 for each 100,000 shares block of preferred shares, or a total of $10,000 for 200,000 shares block of preferred shares. The preferred shares granting Hatadi Shapiro Supaat control were then issued on April 20, 2021. On April 21, 2021, BNCM accepted the resignation of Howard L. Duran as President and Director and Dr. Rey

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Linares as Director. Simultaneously, the board appointed Hatadi Shapiro Supaat as President. On May 4, 2021, Hatadi Shapiro Supaat was issued 300,000 preferred shares, having a total of 500,000 preferred shares.

On September 30, 2021, Supplemental Information Report requesting the removal of “shell” flag of BNCM in OTC has been uploaded. The report reflected all the updated financial figures of the company resulting from the various acquisitions and activities for the quarter.

BCC

Activities: Online College

BCC (British Cambridge College) is an online college that currently provides soft skill programs that are approved by CPD, United Kingdom. BNCM and BCC will further develop the online programs and develop strategic partnerships with various organizations to market the programs to their members.

EGGE TOKENS

Activities: Blockchain Technologies

BNCM owns 800M of EGGE Tokens. Management has decided to first seek, and secure legal advice and we will not promote, market, or sell any tokens or digital assets or develop any crypto assets until we are fully satisfied that it is able to fully comply with all legal requirements.

GIGSBOSS

Activities: Online Freelance Platform

GIGSBOSS is an online platform that enables freelancers to submit their profiles and search for freelance projects for free. GIGSBOSS enables customers to submit their projects and search for freelancers for free. GIGSBOSS earns between 6% to 10% of the total project fees from each project completed by the freelancers.

SFIO

Activities: Asset Management, Franchise & Food Manufacturing

BNCM is a substantial shareholder in SFIO. SFIO is an Asset Management Company that owns Epiphany Café, which is involved in café franchise and food manufacturing etc.

SERVEBANK

Activities: Consultancy Services

BNCM and SERVEBANK will provide consultancy services to current partners and companies currently owned or invested by BNCM, and to jointly secure companies with potential for listing on the OTC or NASDAQ Markets within the next 2 to 3 years. BNCM and SERVEBANK will work with other experienced and qualified auditors, accountants, and attorneys in the US to assist these companies for their application on the OTC Markets.

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Our Strengths

(a) Existing Projects and Assets

BNCM is currently focused on strategic investments in companies with experienced management, solid revenues, assets, and potential for listing on the OTC or NASDAQ markets, expand accredited online college, develop asset backed security tokens and develop freelance platform.

(b) Strong Market Growth

The global asset management market reached a value of nearly $656.9 billion in 2019. The market is then expected to recover and grow at a CAGR of 9.6% from 2021 and reach $788.8 billion in 2023.

(c) Regulation D and Regulation S

BNCM filed Form D Notice to comply with the US Securities and Exchange Commission’s (SEC) Regulation D under Rule 506(b) on July 13, 2021, with an amendment on Sept. 9, 2021, and Rule 506(c) on Sept. 9, 2021. BNCM also intends to avail of the exempt offering of the securities with SEC under Regulation S to enable the Company to offer and sell the securities outside the United States to foreign investors.

Current Projects

(1) Strategic Investments

BNCM will use the funds for the acquisition and expansion of businesses with experienced management, solid revenues and assets and potential for listing on the OTC or NASDAQ Markets in the next 2 to 3 years. These will further increase the assets and revenues of BNCM in the coming years.

(2) Freelance Platform

BNCM and SERVEBANK Financial Inc. (SERVEBANK) have jointly developed GIGSBOSS (GIGSBOSS Freelance Platform). GIGSBOSS will enable freelancers to upload their profiles, search and bid for projects worldwide. GIGSBOSS will enable customers to submit their projects and search for freelancers worldwide.

GIGSBOSS is an online platform that enables freelancers to submit their profiles and search for freelance projects for free. GIGSBOSS enables customers to submit their projects and search for freelancers for free. GIGSBOSS earns between 6% to 10% of the total project fees from each project completed by the freelancers.

(3) Expand Accredited Online Programs

BNCM and British Cambridge College Inc. (BCC) will further expand BCC by expanding its networks, healthcare, financial and advocacy programs, and strategic acquisitions. BCC has trained over 10,000 healthcare and business professionals. Its programs are accredited by CPD, United Kingdom and the Professional Regulation Commission of the Philippines for the Councils of Medicine, Pharmacy, Nursing and Medical Technology.

Legal Proceedings

There are no current legal proceedings against the Company.

Employees/Consultants

We have full-time employees and part-time employees. We do not currently have any pension, annuity, profit sharing, or similar employee benefit plans, although we may choose to adopt such plans in the future.

Current Full-Time Employee in the US : 1

Current Consultants in the US (project basis) : 2

Current Full-Time Employee in the Philippines : 1

Current Consultants / Freelancers in the Philippines : 10

We currently engaged US citizens and registered Attorneys and Auditors for our quarterly financial reports, legal and compliance requirements on a project basis.

We plan to significantly increase our employee and business activities in the US upon after the company has secured fundings from the sale of BNCM shares and or shares owned by BNCM in other companies.

Current Officers and Partners agrees to receive monthly allowances after the company has secured fundings from the sale of BNCM shares and or shares owned by BNCM in other companies.

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We plan to engage contractors from time to time on an as-needed basis to consult with us on specific corporate affairs, or to perform specific tasks in connection with our business development activities.

Intellectual Property

To date, the company has no material patents, trademarks, licenses, franchises, concessions or royalty agreements. We typically enter into confidentiality or license agreements with employees, consultants, and vendors in an effort to control access to and distribution of technology, software, documentation and other information. Policing unauthorized use of this technology is difficult and the steps taken may not prevent misappropriation of the technology. In addition, effective protection may be unavailable or limited in some jurisdictions outside the United States. Litigation may be necessary in the future to enforce or protect our rights or to determine the validity and scope of the rights of others. Such litigation could cause us to incur substantial costs and divert resources away from daily business, which in turn could materially adversely affect the business.

DESCRIPTION OF PROPERTY

The Company leases its executive/corporate space at 401 Ryland St., STE 200-A, Reno, NV, United States, 89502. and our operational office is located at One Global Place Level 10-1, 5th Avenue & 25th Street, Bonifacio Global City, Taguig, Metro Manila 1632, Philippines.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

General

As used herein, the terms the “Company,” “Bounce” “we,” “us,” “our” and similar refer to Bounce Mobile Systems, Inc., a Delaware corporation was originally incorporated in North Carolina as Vital Living Products, Inc., in January, 1990.

The Company was originally incorporated in North Carolina as Vital Living Products, Inc., in January, 1990. On December 23, 1991, the Company merged into Vital Living Products, Inc., a Delaware corporation and, thus, became a Delaware corporation. On August 14, 2006, the Company changed its domicile to Nevada and changed its name to Bounce Mobile Systems, Inc.

BNCM is an Asset Management Company that secures its assets by investing in companies with strong growth and robust earnings, solid business models, highly experienced management teams, and potential for a quotation or listing on the OTC or NASDAQ Markets within the next 3 years. BNCM works with experienced accountants, auditors, attorneys, market makers, brokers, and consultants to manage and secure the quotation or listing of the companies it has invested on the OTC and NASDAQ Markets. The growth of BNCM and these companies will provide more employment opportunities to the communities, improve the economy of the country, and bring greater social change to humanity.

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BNCM currently owns assets and shares in companies involved in asset management, blockchain, education, food, franchise, healthcare, and technologies. These companies are located in Australia, New Zealand, and Asia.

Results of Operations

The following represents our performance highlights:

Revenues

As of December 31, 2021, the Company’s revenues are $43,896,626.

Cost of Services

As of December 31, 2021, the Company’s cost of services is $2,936,957.

General and Administrative Expenses

Our operating expenses consist of general, selling and administrative expenses. The Company recorded total operating expenses of $22,951 for the year ended December 31, 2021 (“2021 Fiscal Year”) and $0 for the year ended December 31, 2020 (“2020 Fiscal Year”).

The company’s net profit was $10,085,297 for the 2021 Fiscal Year and $0 for the 2020 Fiscal Year.

Liquidity and Capital Resources

As of the date of this offering circular, we have primarily been funded from advances from officers. As of December 31, 2021, the Company had approximately $94,039,459 in total assets, including $109,148 in cash and cash equivalents. As of September 30, 2021, the company had approximately $93,272 in total liabilities including $0 in accounts payable and accrued liabilities.

The Company has enough capital to last up to and through the offering, to sustain its current operations. The Company has no bank lines or other financing arranged. We believe that the proceeds from the offering, together with our cash and cash equivalent balances will be adequate to meet our liquidity and capital expenditure requirements for the next 36 months. We anticipate that we will need at least $19,000,000 to attain significant business growth. In future, we may need to seek additional capital, potentially through private placements, bonds, or convertible notes to fund our plan of operations.

TheCompany has shares recognized as assets. Company generates cash / liquidity from the course fees and trainings conducted by BCC. All expenses incurred where paid initially by our Chairman, Hatadi Supaat, which are recognized as Advances from officers.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

Plan of Operation

Our 12-month plan is to acquire and expand companies with experienced management, strong revenues, assets, business models, growth, and potential for listing on the OTC and or NASDAQ markets in the next 3 to 5 years. Suitable companies include those involved in blockchain, education, food, franchise, green energy, healthcare, and technologies. Our key planned activities and milestones to achieve our 12-month plan of operation includes the following:

1.      Strategic Investments

2.      Develop Freelance Platform

3.      Expand Accredited Online College

In our opinion the proceeds from the offering will satisfy its cash requirements in the next 3 years and it will help us advance our business.

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Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

●  taking advantage of extensions of time to comply with certain new or revised financial accounting standards.

●  being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●  being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will not be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, or capital expenditures.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss

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has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Upon completion of this offering, we will not be subject to current and periodic reporting requirements. As a Regulation A, Tier 1 issuer, we will not be subject to the periodic and current reporting requirements under Rule 257(b) of Regulation A.

BOARD OF DIRECTORS AND SIGNIFICANT EMPLOYEES

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of December 31, 2021:

Name	Position	Age	Term of office	Average number of hours per week
Hatadi Shapiro Supaat	President and CEO	58	April 2021 – Present	40 hours
Kathleen Z. Galvez	Chief Financial Officer	30	April 2021 – Present	40 hours
Leila V. Soriano	Chief Compliance Officer	50	April 2021 – Present	40 hours
John T. Bongiorno	Operations Manager	28	April 2021 – Present	40 hours

Bibliography of the Directors and Executive Officers

Hatadi Shapiro Supaat

Hatadi Shapiro Supaat, (Paul), has over 20 years of experience in business development and investments. He is currently the President and CEO of BNCM. He is also a substantial shareholder of several companies seeking to quote and list on the OTC Markets and NASDAQ. He spearheads the growth of BNCM, identifying new markets, investment opportunities, and strategic partnerships. He works closely with the Board of Directors and other senior executives to expand BNCM globally. Paul was a speaker at various business seminars, universities, colleges, and community events for over a decade. He started his career as a Planner for Unisys and Olivetti. He was the former CEO of First World Technologies which received strategic investments from Citicorp (Citibank). He is also currently the CEO of British Cambridge College, a non-profit college. Paul graduated with a Diploma in Business Administration from Cambridge International College, United Kingdom.

Kathleen Z. Galvez

Kathleen is a Certified Public Accountant (CPA). She has over 10 years of experience in accounting and finance. She is currently the Chief Financial Officer (CFO) of the group. She is responsible for managing the company's finances and is responsible for financial reporting, assess financial risks and opportunities, and oversee and manage lower-level financial managers. She also set and tracks the financial goals, objectives, and budgets of the company. Kathleen is also currently the CFO for British Cambridge College. She was a former Senior Accountant at Toshiba Global Commerce Solutions, Project Accountant at Upwork, and earned a Top-Rated Badge, Senior Accounting Analyst at IBM Business Service, and an Accounting Staff at Department of Environment & Natural Resources. Kathleen was involved in the successful acquisition of SFIO (OTC: SFIO). Kathleen graduated with a Degree in Accounting from St. Louis College.

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Leila V. Soriano

Leila has over 18 years of experience in banking and finance. Lei is currently the Chief Compliance Officer (CCO) of the group. She is responsible for the compliance procedures of the company, developing and overseeing control systems, legal guidelines, internal policies, evaluating the efficiency of controls, and improve and revise procedures, reports, etc. Lei has extensive experience in commercial banking. She is proficient in marketing strategies, financial analysis, various investment portfolios, and corporate loans. She was a bank manager at East West Bank, a relationship manager for corporate clients at the Bank of the Philippine Islands, and was elected as the President of the Metro Dagupan Banker’s Association. Lei was involved in the successful acquisition of SFIO (OTC: SFIO). Lei is also currently the Director of British Cambridge College, a non-profit college. Lei graduated with a Degree in Accountancy from Saint Louis University.

John T. Bongiorno

John is the Operations Manager of BNCM, prior to his appointment he was the consultant of the Company. He is responsible for managing the daily operations of the Company. He will also assist the Company in its expansion plans, receive, manage or forward all documents of the Company such as the business registration, franchise tax, income tax and all other documents related to the company’s operation in the United States.

John was involved in the operation and marketing campaigns for numerous technology companies and start-ups, such as Business Hangouts, Real Equity Films, and many others. In his capacity as Chief Marketing Officer for Business Hangouts, John helped to revitalize the video conferencing platform and secure funding for its expansion. As a business Consultant, John specializes in mergers, acquisitions, and corporate restructuring.

John graduated with a Bachelor of Arts degree from University of Hartford.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Capacity	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Hatadi Shapiro Supaat	President and CEO/Director	20,000	4,000	24,000
Kathleen Z. Galvez	Chief Financial Officer/Director	20,000	4,000	24,000
Leila V. Soriano	Chief Compliance Officer/Director	20,000	4,000	24,000

Board Composition

Currently, the directors of Bounce Mobile Systems, Inc., are not compensated by the Company in their capacity as directors. There are three directors in this group. They are reimbursed for their expenses related to their participation on the board of

24

directors plus minimal allowances. The Company may choose to compensate the present directors in the future, as well as compensate future directors.

The President, Chief Compliance Officer, and Chief Financial Officer shall receive compensation in the form of common stock of the Company based on the company's performance. This compensation strategy shall align executive compensation with the Company's success.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets out, as of the date of this Offering Circular, the securities of the Company that are owned by executive officers and directors, and other persons holding more than 10% of the company’s voting securities or having the right to acquire those securities.

Title of Class	Name of beneficial owner	Amount and nature of beneficial ownership	Date acquired	Percent of class
Common Stock	Hatadi Shapiro Supaat	400,000,000 Direct Ownership	05/13/2021	87.03%
Preferred	Hatadi Shapiro Supaat	600,000 Direct Ownership	04/20/2021	85.71%
Preferred (For cancellation)	Reinerio Linares	100,000	06/09/2020	14.29%

The address for all the executive officers, directors, and beneficial owners is c/o Bounce Mobile Systems, Inc. 401 Ryland St Suite 200-A, Reno, NV 89502, United States.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

To the best of our knowledge, from January 1, 2020 to February 17, 2022, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

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SECURITIES BEING OFFERED

Description Of Securities

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

The following descriptions summarize important terms of our capital stock. This summary reflects Bounce Mobile Systems, Inc.’s Certificate of Incorporation and does not purport to be complete and is qualified in its entirety by the Certificate of Incorporation and the Bylaws, which have been filed as Exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of Bounce Mobile Systems, Inc.’s capital stock, you should refer to our Certificate of Incorporation and our Bylaws and applicable provisions of the Delaware law.

General

Bounce Mobile Systems, Inc. is offering Common Stock in this offering. As of the date of this Offering Circular, the Company has 459,619,885 shares of Common Stock and 700,000 shares of Preferred Stock issued and outstanding.

The company’s Restated Articles of Incorporation provides that our authorized capital consists of 2,000,000,000 shares of Common Stock, par value $0.0001 per share and 5,000,000 shares of Preferred Stock, par value $0.0001 per share.

Dividend Rights

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters which such stockholders are entitled to vote. The holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Right to Receive Liquidation Distributions

In the event of the company's liquidation, dissolution, or winding up, holders of its Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the company's debts and other liabilities.

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Dividend Policy

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

Shares Eligible For Future Sale

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

Transfer Agent

The Company has engaged Nevada Agency and Transfer Company to serve as Transfer Agent to maintain stockholder information on a book-entry basis.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The company is not currently a public reporting company and will not be one immediately following this Regulation A offering. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

27

INDEX TO FINACIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

28

BOUNCE MOBILE SYSTEMS, INC.

Financial Statements Comparative Balance Sheet

for the Periods Ended December 31, 2021 & December 31, 2020

Unaudited

	December 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash on hand, in bank	$19,028	$—
Accounts Receivable	6,607	—
Shares Receivable	8,324,800	—
Total current assets	8,343,828	—

Fixed Assets
Furniture & equipment	—	—
Total fixed assets	—	—

Other Assets
Investment - Acquired companies	4,722,700	—
Digital Assets (Tokens)	80,951,359	—
Digital Assets (NFT)	21,572	—
Total Other Assets	85,695,631	—
Total assets	$94,039,459	$—

See accountants' report and notes to financial statements

F-1

BOUNCE MOBILE SYSTEMS, INC.

Financial Statements Comparative Balance Sheet

for the Periods Ended December 31, 2021 & December 31, 2020

Unaudited

	2021	2020
LIABILITIES & SHAREHOLDERS' EQUITY
LIABILITIES
Current Liabilities
Accounts payable	22,953	—
Advances from officers	137,592	—
Total Current Liabilities	160,545	—
Long-term Liabilities
Notes payable	—	—
Total Long-term Liabilities	—	—
Total liabilities	160,545	—
SHAREHOLDERS' EQUITY
Common: 2,000,000,000 authorized, par value $.001 at 12/31/20 and $.0001 at 12/31/21; issued and outstanding: 102,369,283 at 12/31/20 and 459,619,885 at 12/31/21	45,962	102,869
Preferred: 5,000,000 authorized, par value $.001 at 12/31/20 and $.0001 at 12/31/21; issued and outstanding: 300,000 at 12/31/20 and 700,000 at 12/31/21	70	300
Additional paid in capital	83,747,585	(103,169)
Retained earnings (Deficit)	—	—
Current earnings	10,085,297	—
Total Stockholders' equity	93,878,914	—
Total Liabilities and Stockholders' Equity	$94,039,459	$—

See accountants' report and notes to financial statements

F-2

BOUNCE MOBILE SYSTEMS, INC.

Statement of Income and Retained Earnings (Deficit)

for the Periods Ended December 31, 2021 & December 31, 2020

Unaudited

	Twelve Months Ended
	December 31, 2021	December 31, 2020
Revenue Listings	$43,850,400	$—
Training	31,582
Investment	14,644	—
Total Revenue	43,896,626	—
Cost of Goods Sold Raw materials	—	—
Listing expenses	29,447	—
Consultancy fees	2 ,774,740
Compensation	132,770
Total Cost of Goods Sold	2,936,957	—
Gross Income	40,959,669	—
Expenses Legal	—	—
Advertising and Promotion	—	—
Permits & licenses	2,643	—
Bank fees & charges	402	—
Rent	14,667	—
Office expense	—	—
Utilities	2,286	—
Travel & entertainment	—	—
Taxes	2,953	—
Total Operating Expenses	22,951	—
Net Operating income (loss)	40,936,718	—
Extraordinary gain (loss) from Investments	(30,851,421)
Net earnings (loss)	10,085,297	—
Retained earnings deficit: Beginning of period	—	—
End of Period	$10,085,297	$—

See accountants' report and notes to financial statements

F-3

BOUNCE MOBILE SYSTEMS, INC.

Statement of Cash Flows

for the Periods Ended

December 31, 2021 & December 31, 2020

Unaudited

	December 31, 2021	December 31, 2020
Operating Activities Net Income (Loss)	$10,085,297	$—
Adjustments to reconcile net
Income (Loss) to net cash
provided by operations
Depreciation	—	—
Accounts receivable	22,953)	—
Shares receivable	(8,324,800))	—
Advance from officers	137,592
Accounts payable	—	—
Total Adjustments	(8,164,255))	—
Net cash provided by operating activities	1 ,921,042	—
Investing Activities Investment in companies	(4,722,700)
Purchase of Digital Assets (Tokens)	(80,951,359)	—
Purchase of Digital Assets (NFT)	(21,572)	—
Net cash provided by investment activity	(85,695,631)	—
Financing Activities Paid in surplus	83,850,754	—
Stock issuances	(57,137)	—
Net cash from financing activity	83,793,617	—
Net cash increase for period	19,028	—
Cash at beginning of period	—	—
Cash at end of period	$19,028	$—

See accountants report and notes to financial statements

F-4

 BOUNCE MOBILE SYSTEMS, INC.

Statement of Stockholders' Equity

December 31, 2021

Unaudited

	Common Stock
	Shares	Amount	Paid-in Capital	Accum. Earnings	Total Shareholder’s Equity
Balance - 12/31/18	12,019,283	$12,019	$(12,319)		$(300)
Net income (loss) - 12/31/19	—	—	—	$—	—
Balance - 12/31/19	12,019,283	12,019	(12,319)	—	(300)
Share issuances	90,850,000	90,850	(90,850)	—	—
Net income (loss) - 12/31/20	—	—	—	—	—
Balance - 12/31/20	102,869,283	102,869	(103,169)	—	(300)
Par value change		(92,582)	92,812	—	230
Share issuances	356,750,602	35,675	83,757,942	—	83,793,617
Net income (loss) - 9/30/21	—	—	—	10,085,297	10,085,297
Balance - 9/30/21	459,619,885	$45,962	$83,747,585	$10,085,297	$93,878,844

See accountants report and notes to financial statements

F-5

 BOUNCE MOBILE SYSTEMS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021

NOTE 1 – GENERAL ORGANIZATION AND BUSINESS AND GOING CONCERN

The company was originally incorporated in North Carolina as Vital Living Products, Inc., in January, 1990.

On December 23, 1991, the company merged into Vital Living Products, Inc., a Delaware corporation and, thus, became a Delaware corporation.

On August 14, 2006, the company changed its domicile to Nevada and changed its name to Bounce Mobile Systems, Inc.

On February 19, 2020, Douglas DiSanti of Grassroots Advisory, LLC, was appointed Custodian of the corporation by order of the District Court of Nevada. On June 15, 2020, new management consisting of Marley Roldan, CEO, Secretary/Treasurer and Director; Howard Duran, President/Director, and: Reinerio Linares, CMO/Director, were elected by Mr. DiSantis Mr. DiSanti continued as custodian until August 17, 2020, when he relinquished control to current management with court approval.

On April 9, 2021, Howard L. Duran and Reinerio Linares signed a Share Purchase Agreement to sell control of BNCM to Hatadi Shapiro Supaat who paid $5,000 for each 100,000 shares block of preferred shares, or a total of $10,000 for 200,000 shares block of preferred shares. The preferred shares granting Hatadi Shapiro Supaat control were then issued on April 20, 2021. On April 21, 2021, BNCM accepted the resignation of Howard L. Duran as President and Director and Dr. Rey Linares as Director. Simultaneously, the board appointed Hatadi Shapiro Supaat as President. On May 4, 2021, Hatadi Shapiro Supaat was issued 300,000 preferred shares, having a total of 500,000 preferred shares.

On September 30, 2021, Supplemental Information Report requesting the removal of “shell” flag of BNCM in OTC has been uploaded. The report reflected all the updated financial figures of the company resulting from the various acquisitions and activities for the quarter.

BNCM is an Asset Management Company that secures its assets by investing in companies with strong growth and robust earnings, solid business models, highly experienced management teams, and potential for a quotation or listing on the OTC or NASDAQ Markets within the next 3 years. BNCM works with experienced accountants, auditors, attorneys, market makers, brokers, and consultants to manage and secure the quotation or listing of the companies it has invested on the OTC and NASDAQ Markets. The growth of BNCM and these companies will provide more employment opportunities to the communities, improve the economy of the country, and bring greater social change to humanity.

BNCM currently owns assets and or shares in various companies involved in asset management, education, food, franchise, healthcare, and technologies located in Asia, Australia, New Zealand, and the United States.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary debt or equity financing to continue operations, and the attainment of profitable operations. There is no guarantee that the Company will be successful in these efforts. On our opinion the proceeds from the offering will satisfy its cash requirements in the next 5 years and it will help us advance our business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These interim consolidated financial statements present the balance sheets, statements of operations, stockholders' deficit and cash flows of the Company. These financial statements are presented in United States

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dollars and have been prepared in accordance with accounting principles generally accepted in the United States. The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Use of Estimates and Assumptions

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The results of operations and cash flows for the periods shown are not necessarily indicative of the results to be expected for the full year. The Company regularly evaluates estimates and assumptions related to valuation of license, stock-based compensation, and deferred income tax asset valuation allowances.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, convertible debenture, stock-settled debt obligation, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

F-7

Financial Assets and Liabilities

The company used IFRS 9 to recognize a financial asset or a financial liability in its statement of financial position when it becomes party to the contractual provisions of the instrument. At initial recognition, an entity measures a financial asset or a financial liability at its fair value plus or minus, in the case of a financial asset or a financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or the financial liability. The company also used IFRS 13 in valuing its asset by end of financial period, the standard defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price).

Gain / Loss on Investments

The Company used the fair value in recording each class of financial instruments including Investment – Acquired companies, Digital Assets (Tokens), Shares Receivable. The Fair Value is obtained from quoted market prices, discounted cash flow models and option pricing models, as appropriate.

There is a significant change in the value of asset and recognition of Loss in Investment from 3Q to 4Q due to the material decrease of the price / Fair Value of Starfleet Innotech Inc. (SFIO) shares and SLP tokens.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718 “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Loss per Share

The Company computes net loss per share in accordance with ASC 260, “Earnings per Share”, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statements of operations. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

F-8

Comprehensive Loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements. As of March 31, 2021 and at December 31, 2020, the Company had no items representing comprehensive income or loss.

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When required, the Company records a liability for unrecognized tax positions, defined as the aggregate tax effect of differences between positions taken on tax returns and the benefits recognized in the financial statements. Tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. No tax benefits are recognized for positions that do not meet this threshold. The Company has no uncertain tax positions that require the Company to record a liability. The Company’s tax years ended December 31, 2020 and December 31, 2019 remain subject to examination by Federal and state jurisdictions.

The Company recognizes penalties and interest associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the balance sheet. The Company had no accrued penalties and interest as of December 31, 2020 or as of December 31, 2019.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – Investment in companies

Investment	No. of Shares	Value at the end of 2021	Type	Geographic Location	Explanation
SFIO Shares	217,800,000	$ 4,682,700.00	Listed	US	Related to the listing revenue earned.
BCI Shares	400,000,000	$ 40,000.00	Not Listed	US	Related to agreement between BNCM and Hatadi in exchange of issuance of shares.

F-9

NOTE 4 – Crypto Assets

Category	Description	Amount
1ai	Token 110.7M @$0.000369	$ 40,848.30
APO	Token 1.5M @$0.60	$ 900,000.00
EGGE Tokens	Token 800M @$0.10	$ 80,000,000.00
SLP	Token 221480.42 @ $0.02764	$ 10,511.95

For 1ai, APO and EGGE, these are tokens received as consideration in exchange of the shares issued to Hatadi Shapiro Supaat.

NOTE 5 – NFTs

Category	Description	Amount
Digital Assets (NFT)	Investment - Axie Game	$ 21,571.92

Digital Assets (NFT) recorded on our financial statements pertains to Axie Infinity. This includes purchase of series of user accounts to earn SLP Tokens. Axie Infinity is a blockchain-based game in which players purchase NFTs of cute monsters and then pit them in battles.

NOTE 6 – Revenues

Revenue Category	Description	as of 3Q2021	as of 4Q2021
Listing	Revenue from listing companies, huge amount has been recorded after listing of SFIO. The amount is in the form of shares received. $100K decrease was due to written-off of rescinded agreement with APOTech.	$ 43,950,400.00	$ 43,850,400.00
Consultancy Training	Revenue from providing online training to students.	$ 25,357.14	$ 31,582.00
Investment Income	Revenue from NFTs investments.	$ -	$ 14,644.00

The company used ASC 606 in recognizing revenue wherein revenue can be recognized as the business meets each performance obligation. The company also used ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements.

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NOTE 7 – Cost and Expenses

Revenue Category	Description	as of 3Q2021	as of 4Q2021
Listing Expenses	These are expenses incurred in processing the listing of a company, which includes Attorney Fees, Accountant Fees, Registrations and other expenses directly attributable to Listing.	14,528.20	$ 29,447.35
Consultancy Fee	These are expenses incurred in paying consultants for services rendered related to listing and training. Huge increase in 4Q pertains to issuance of shares (valued at market value) in paying the annual services.	54,668.28	$ 2,774,739.54
Compensation Expense	These are compensations to employees where service is directly related to listing.	0	$ 132,770.42

NOTE 8 – Extraordinary Loss on Investments/asstes

Revaluation	No. of Shares / Token	Value upon recognition	Value at the end of 2021	Loss
SFIO Shares (Issued)	217,800,000	$ 14,810,400.00	$ 4,682,700.00	$ -10,127,700.00
SFIO Shares (Unissued)	387,200,000	$ 29,040,000.00	$ 8,324,800.00	$ -20,715,200.00
SLP	221,480	$ 14,643.86	$ 6,122.36	$ -8,521.50

NOTE 9 – Changes in Statement of Cash Flows

The company has no significant cashflow activities due to the fact that majority of transactions / expenses were paid thru advances from officer.

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NOTE 10 – STOCKHOLDERS’ EQUITY

Authorized Shares

The Company is authorized to issue 2,000,000,000 shares of $0.0001 par value common stock.

Common Stock

All common stock shares have equal voting rights, are non-assessable and have one vote per share.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.0001 par value preferred shares.

NOTE 11 – CONFLICTS OF INTEREST

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 12 – SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to February 28 2022, the date the financial statements were finalized pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

BNCM has applied for Regulation A Tier 1 exemption to offer its shares last February 23, 2022, BNCM will use the funds for the following projects that will materialize on the next 12 months:

1.	Acquisition and expansion of businesses with experienced management, solid revenues and assets and potential for listing on the OTC or NASDAQ Markets in the next 2 to 3 years. These will further increase the assets and revenues of BNCM in the coming years.

2.	BNCM and British Cambridge College Inc. (BCC) will further expand BCC by expanding its networks, healthcare, financial and advocacy programs, and strategic acquisitions. BCC has trained over 10,000 healthcare and business professionals. Its programs are accredited by CPD, United Kingdom and the Professional Regulation Commission of the Philippines for the Councils of Medicine, Pharmacy, Nursing and Medical Technology.

3.	BNCM and SERVEBANK Financial Inc. (SERVEBANK) have jointly developed GIGBOSS. GIGSBOSS is a platform that enables freelancers worldwide to submit their profiles for free, and for customers to post their projects and search for freelancers worldwide, for free. The funds will be used to complete the development and promotion campaigns for GIGSBOSS.

F-12

INDEX TO EXHIBITS

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Description
2.1	Articles of Incorporation (Nevada)	Filed Herewith

2.2	Bylaws	Filed Herewith

4.1	Form of Subscription Agreement	Filed Herewith

6.1	Agreement with British Cambridge College Inc. and Agreement with SERVEBANK Financial Inc.	Filed Herewith

12.1	Validity Opinion of Counsel	Filed Herewith

F-13

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 05, 2022.

Bounce Mobile Systems, Inc.

By: /s/ Hatadi Shapiro Supaat
Name: Hatadi Shapiro Supaat
Title: President and CEO, Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Hatadi Shapiro Supaat	07/05/2022
Hatadi Shapiro Supaat	Date
President and CEO, Director

/s/ Kathleen Z. Galvez	07/05/2022
Kathleen Z. Galvez	Date
Chief Financial Officer and Director

/s/ Leila V. Soriano	07/05/2022
Leila V. Soriano	Date
Chief Compliance Officer and Director

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